CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Strategic Income Fund

We consent to the use of our report dated May 30, 1997 for Evergreen Strategic Income Fund (formerly Keystone Strategic Income Fund) incorporated by reference herein and to the references to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the prospectus/proxy statement.

                                            /s/KPMG Peat Marwick LLP
                                            ------------------------
                                            KPMG Peat Marwick LLP

Boston, Massachusetts
November 6, 1997



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